UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 9, 2016, William Rhind resigned as Chief Executive Officer of World Gold Trust Services, LLC (“WGTS”), the sponsor of the SPDR® Gold Trust (the “Trust”), effective as of February 12, 2016. Mr. Rhind’s resignation was a personal decision and was not as a result of any CEO or WGTS performance-related issue or any other matters related to the operations, policies or practices of the Trust.

On February 10, 2016, the Board of Directors of WGTS appointed Aram Shishmanian, Executive Director of WGTS, as the Chief Executive Officer of WGTS, as of the effective date of Mr. Rhind’s resignation. Biographical and other information regarding Mr. Shishmanian is set forth in the Trust’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and such information is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2016	SPDR® GOLD TRUST (Registrant)*

	By:	World Gold Trust Services, LLC as the Sponsor of the Registrant

	By:	/s/ Samantha McDonald
	Name:	Samantha McDonald
	Title:	Chief Financial Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.